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                                                                  EXHIBIT 11

                                                                  Six Months
FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    Ended
COMPUTATION OF EARNINGS PER SHARE                                  June 30
                                                                     1994
                                                                 ------------
   Net income..................................................  $220,459,000
   Less: Total preferred dividends.............................    10,277,000
                                                                 ------------
A. Net income applicable to common stock.......................  $210,182,000
                                                                 ============

   Net income..................................................  $220,459,000
   Less: Non-convertible preferred dividends...................     5,101,000
                                                                 ------------
B. Net income for fully diluted earnings per share.............  $215,358,000
                                                                 ============
   Primary Earnings Per Share:
   ---------------------------
   Average shares outstanding..................................    79,976,000

   Dilutive average shares outstanding under options
     and warrants..............................................     6,318,168

   Exercise prices.............................................     $12.31 to
                                                                       $45.13
   Assumed proceeds on exercise................................  $166,117,481

   Market value per share......................................        $45.13

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options and warrants.....................     3,680,596
                                                                 ------------
C. Adjusted average shares - Primary...........................    82,613,572
                                                                 ------------

   Primary Earnings Per Share (A/C)............................         $2.54
                                                                 ============



















   Fully Diluted Earnings Per Share:                               34 of 35
   ---------------------------------
   Average shares outstanding..................................    79,976,000

   Dilutive average shares outstanding under options
     and warrants..............................................     7,834,448

   Exercise prices.............................................     $12.31 to
                                                                       $46.31

   Assumed proceeds on exercise................................  $234,998,049

   Market value per share......................................        $46.38

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options and warrants.....................     5,067,343
                                                                 ------------
   Adjusted average shares.....................................    82,743,105
   Common shares from the assumed conversion of Convertible
     Preferred Stock...........................................     3,757,567
                                                                 ------------
D. Adjusted average shares - Fully diluted.....................    86,500,672
                                                                 ------------

   Fully Diluted Earnings Per Share (B/D)......................         $2.49
                                                                 ============